Exhibit 99.1

World Fuel Services Corporation Reports Third Quarter Earnings

Record volume across all three business segments

Generated operating cash flow of $147 million during the quarter

MIAMI--(BUSINESS WIRE)--October 28, 2015--World Fuel Services Corporation (NYSE: INT) today reported third quarter net income of $49.6 million or $0.71 diluted earnings per share compared to $55.7 million or $0.78 diluted earnings per share in the third quarter of 2014. Excluding certain one-time acquisition-related expenses, third quarter net income was $51.7 million or $0.74 diluted earnings per share compared to $56.1 million or $0.79 diluted earnings per share in the third quarter of 2014. Non-GAAP net income and diluted earnings per share for the third quarter, excluding share-based compensation, amortization of acquired intangible assets and certain one-time acquisition-related expenses were $60.1 million and $0.86, respectively, compared to $64.6 million and $0.91 in 2014.

“We were pleased with our results this quarter as we experienced strong seasonality in our aviation business as well as a rebound in both our marine and land segments’ profitability,” stated Michael J. Kasbar, chairman and chief executive officer of World Fuel Services Corporation. “Our core businesses remain solid and we continue to focus on our long-term strategy to drive growth and deliver value to our customers, suppliers and shareholders.”

The company’s aviation segment generated gross profit of $106.8 million, an increase of $10.6 million or 11% year-over-year. The company’s marine segment generated gross profit of $48.6 million, a decrease of $0.8 million or 2% year-over-year. The company’s land segment posted gross profit of $71.3 million, an increase of $2.3 million or 3% year-over-year.

“We posted strong cash flow from operations this quarter, bringing our year-to-date total to more than $325 million,” said Ira M. Birns, executive vice president and chief financial officer. “Our effective balance sheet management and related solid cash flow provided us with the opportunity to both deploy capital toward our strategic initiatives and return approximately $40 million to shareholders through stock repurchases this quarter.”

Non-GAAP Financial Measures

The non-GAAP financial measures exclude costs associated with share-based compensation, amortization of acquired intangible assets, deferred revenue purchase accounting adjustments, expenses related to the acquisitions, the termination of an employment agreement and the executive non-renewal charge primarily because we do not believe they are reflective of the Company’s core operating results. We believe the exclusion of share-based compensation from operating expenses is useful given the variation in expense that can result from changes in the fair value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our operating costs. Also, we believe the exclusion of the amortization of acquired intangible assets, the expenses related to the acquisitions, the termination of an employment agreement and the executive non-renewal charge are useful for purposes of evaluating operating performance of our core operating results and comparing them period over period. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on our business or cash flows, it adversely impacts our reported GAAP revenue in the reporting periods following an acquisition. We believe that the exclusion of the deferred revenue purchase accounting adjustment is useful to investors as an additional means to reflect trends of our business and provides investors with financial information that facilitates comparison of both historical and future results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful to investors to further aid in evaluating the ongoing financial performance of the Company and to provide greater transparency as supplemental information to our GAAP results.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per common share may not be comparable to the presentation of such metrics by other companies. Non-GAAP diluted earnings per common share is computed by dividing non-GAAP net income attributable to World Fuel and available to common shareholders by the sum of the weighted average number of shares of common stock, stock units, restricted stock entitled to dividends not subject to forfeiture and vested RSUs outstanding during the period and the number of additional shares of common stock that would have been outstanding if our outstanding potentially dilutive securities had been issued. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures.

Information Relating to Forward-Looking Statements

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our expectations about our strategy on driving growth and delivering value. These forward-looking statements are qualified in their entirety by cautionary statements and risk factor disclosures contained in the company’s Securities and Exchange Commission (“SEC”) filings, including the company’s Annual Report on Form 10-K filed with the SEC on February 12, 2015. Actual results may differ materially from any forward-looking statements due to risks and uncertainties, including, but not limited to: our ability to effectively integrate and derive benefits from acquired businesses, our ability to capitalize on new market opportunities, potential liabilities and the extent of any insurance coverage, the outcome of pending litigation and other proceedings, the impact of quarterly fluctuations in results, the creditworthiness of our customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers and suppliers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, loss of, or reduced sales, to a significant government customer, uninsured losses, the impact of natural disasters, adverse results in legal disputes, unanticipated tax liabilities, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s SEC filings. New risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risks on our business. Accordingly, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, changes in expectations, future events, or otherwise.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a global fuel logistics, transaction management and payment processing company, principally engaged in the distribution of fuel and related products and services in the aviation, marine and land transportation industries. World Fuel Services sells fuel and delivers services to its clients at more than 8,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBOs), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial, residential and government accounts. The company also offers transaction management services which consist of card payment solutions and merchant processing services to customers in the aviation, marine and land transportation industries. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN MILLIONS)

	As of
	September 30,	December 31,
	2015	2014

Assets:
Current assets:
Cash and cash equivalents	$609.6	$302.3
Accounts receivable, net	2,039.1	2,306.4
Inventories	414.0	437.6
Prepaid expenses and other current assets	638.0	627.1

Total current assets	3,700.7	3,673.4

Property and equipment, net	224.7	203.4

Goodwill, identifiable intangible and other non-current assets	1,047.5	1,003.7

Total assets	$4,972.9	$4,880.5

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$23.2	$17.9
Accounts payable	1,629.2	1,850.1
Accrued expenses and other current liabilities	453.6	371.3

Total current liabilities	2,106.0	2,239.3

Long-term debt	861.2	672.0
Other long-term liabilities	129.9	104.3
Total liabilities	3,097.1	3,015.6

Equity:
World Fuel shareholders' equity	1,864.9	1,855.4
Noncontrolling interest equity	10.9	9.5
Total equity	1,875.8	1,864.9

Total liabilities and equity	$4,972.9	$4,880.5

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN MILLIONS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenue	$7,810.7	$11,713.5	$23,647.8	$33,606.8
Cost of revenue	7,584.0	11,498.9	23,015.2	33,012.7

Gross profit	226.7	214.6	632.6	594.1

Operating expenses:
Compensation and employee benefits	94.2	85.2	270.5	233.6
Provision for bad debt	1.6	1.2	5.2	3.5
General and administrative	64.5	54.1	177.6	158.8

Total operating expenses	160.3	140.5	453.3	395.9

Income from operations	66.4	74.1	179.3	198.2
Non-operating expenses, net	(6.0)	(6.2)	(21.0)	(11.9)

Income before income taxes	60.4	67.9	158.3	186.3
Provision for income taxes	11.8	13.4	26.8	35.0

Net income including noncontrolling interest	48.6	54.5	131.5	151.3
Net loss attributable to noncontrolling interest	(1.0)	(1.2)	(3.6)	(3.3)

Net income attributable to World Fuel	$49.6	$55.7	$135.1	$154.6

Basic earnings per common share	$0.71	$0.79	$1.92	$2.18

Basic weighted average common shares	70.0	70.8	70.5	70.8

Diluted earnings per common share	$0.71	$0.78	$1.90	$2.17

Diluted weighted average common shares	70.3	71.3	71.0	71.3

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN MILLIONS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income including noncontrolling interest	$48.6	$54.4	$131.5	$151.3
Adjustments to reconcile net income including
noncontrolling interest to net cash provided by
operating activities:
Depreciation and amortization	16.5	14.8	44.9	41.9
Provision for bad debt	1.6	1.2	5.2	3.5
Share-based payment award compensation costs	4.8	3.6	13.2	11.3
Other	(17.0)	(8.8)	(6.7)	(4.4)
Change in cash collateral with financial counterparties	(56.3)	(29.7)	92.9	(30.9)
Changes in assets and liabilities, net of acquisitions	149.2	(8.4)	44.2	(43.6)
Total adjustments	98.8	(27.3)	193.7	(22.2)
Net cash provided by operating activities	147.4	27.1	325.2	129.1

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and other investments	(75.5)	(66.5)	(82.0)	(230.7)
Capital expenditures	(14.5)	(17.1)	(36.4)	(37.1)
Escrow payment related to an assumed obligation of an acquired business	-	-	-	(21.7)
Other	-	0.2	4.4	(0.7)
Net cash used in investing activities	(90.0)	(83.4)	(114.0)	(290.2)

Cash flows from financing activities:
Borrowings of debt, net	110.9	65.6	191.4	282.5
Dividends paid on common stock	(4.2)	(2.6)	(11.1)	(7.9)
Other	(41.5)	(11.3)	(80.4)	(14.7)
Net cash provided by financing activities	65.2	51.7	99.9	259.9

Effect of exchange rate changes on cash and cash equivalents	(2.7)	(3.4)	(3.8)	(2.3)

Net increase (decrease) in cash and cash equivalents	119.9	(8.0)	307.3	96.5

Cash and cash equivalents, as of beginning of period	489.7	396.6	302.3	292.1

Cash and cash equivalents, as of end of period	$609.6	$388.6	$609.6	$388.6

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN MILLIONS, EXCEPT EARNINGS PER SHARE DATA)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2015	2014	2015	2014

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$49.6	$55.7	$135.1	$154.6
Share-based compensation expense, net of income taxes (1)	3.3	2.5	8.5	7.0
Intangible asset amortization expense, net of income taxes (2)	5.1	6.0	13.9	14.8
Expenses related to acquisitions, net of taxes (3)	2.1	0.4	2.1	1.5
Deferred revenue purchase accounting adjustment, net of income taxes (4)	-	-	1.1	-
Termination of employment agreement, net of income taxes (5)	-	-	2.3	-
Executive non-renewal charge, net of income taxes (6)	-	-	-	3.0
Non-GAAP net income attributable to World Fuel	$60.1	$64.6	$163.0	$180.9

GAAP diluted earnings per common share	$0.71	$0.78	$1.90	$2.17
Share-based compensation expense, net of income taxes (1)	0.05	0.04	0.12	0.10
Intangible asset amortization expense, net of income taxes (2)	0.07	0.08	0.20	0.21
Expenses related to acquisitions, net of taxes (3)	0.03	0.01	0.03	0.02
Deferred revenue purchase accounting adjustment, net of income taxes (4)	-	-	0.02	-
Termination of employment agreement, net of income taxes (5)	-	-	0.03	-
Executive non-renewal charge, net of income taxes (6)	-	-	-	0.04
Non-GAAP diluted earnings per common share	$0.86	$0.91	$2.30	$2.54

(1) The pre-tax amount of share-based compensation expense was $4.8 and $3.6 million for the three months ended September 30, 2015 and 2014, respectively, and $12.4 and $10.2 for the nine months ended September 30, 2015 and 2014 respectively.
(2) The pre-tax amount of intangible asset amortization expense was $6.7 million for the three months ended September 30, 2015 and 2014, respectively, and $18.9 and $19.7 for the nine months ended September 30, 2015 and 2014, respectively.
(3) The pre-tax amount of the expenses related to acquisitions was $3.0 and $0.6 million for the three months ended September 30, 2015 and 2014, respectively, and $3.0 and $1.7 for the nine months ended September 30, 2015 and 2014 respectively.
(4) The pre-tax amount of the deferred revenue purchase accounting adjustment was $1.5 million for the nine months ended September 30, 2015.
(5) The pre-tax amount of the termination of employment agreement was $3.8 million for the nine months ended September 30, 2015.
(6) The pre-tax amount of the executive non-renewal charge was $4.8 million for the nine months ended September 30, 2014.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENTS INFORMATION
(UNAUDITED - IN MILLIONS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenue:
Aviation segment	$2,995.3	$4,675.6	$9,077.6	$13,361.8
Marine segment	2,388.1	3,725.6	7,514.3	10,738.6
Land segment	2,427.3	3,312.3	7,055.9	9,506.4
	$7,810.7	$11,713.5	$23,647.8	$33,606.8

Gross profit:
Aviation segment	$106.8	$96.2	$274.8	$246.9
Marine segment	48.6	49.4	144.3	146.1
Land segment	71.3	69.0	213.5	201.1
	$226.7	$214.6	$632.6	$594.1

Income from operations:
Aviation segment	$47.0	$47.3	$100.8	$114.5
Marine segment	17.5	20.9	57.3	62.9
Land segment	19.1	19.1	67.3	60.0
	$83.6	$87.3	225.4	237.4
Corporate overhead - unallocated	17.2	13.2	46.1	39.2
	$66.4	$74.1	$179.3	$198.2

SALES VOLUME SUPPLEMENTAL INFORMATION
(UNAUDITED - IN MILLIONS)

	For the Three Months ended		For the Nine Months ended
	September 30,		September 30,
	2015	2014	2015	2014
Volume (Gallons):
Aviation segment	1,673.3	1,508.5	4,695.4	4,230.8
Marine segment (1)	2,263.4	1,705.5	6,501.1	4,891.6
Land segment	1,259.1	1,101.6	3,550.6	3,121.4
Consolidated total	5,195.8	4,315.6	14,747.1	12,243.8

(1) Converted from metric tons to gallons at a rate of 264 gallons per metric ton. Marine segment metric tons were 8.6 and 6.5 for the three months ended September 30, 2015 and September 30, 2014, respectively and 24.6 and 18.5 for the nine months ended September 30, 2015 and September 30, 2014, respectively.

CONTACT:
World Fuel Services Corporation
Ira M. Birns, Executive Vice President &
Chief Financial Officer
or
Glenn Klevitz
Vice President, Assistant Treasurer
305-428-8000